SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                 5/23/03            5,000             1.2700
                                 5/23/03           20,000             1.3175
                                 5/20/03            3,000-             *DO
                                 5/06/03           18,000             1.5800
                                 3/27/03              100             1.1000
                    GABELLI ADVISERS, INC.
                                 4/02/03            1,000-            1.6000
                                 4/01/03            3,000-            1.7033


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.